UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14C/A

                               (Amendment No. 2)


             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted  by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement


                         ORIGINALLY NEW YORK, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:


(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:


[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:_________________________________

2) Form, Schedule or Registration Statement No.:_________________

3) Filing Party:___________________________________________

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

4) Date Filed:___________________________________________


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

                            Originally New York, Inc.
                             216 N. Commercial Ave.
                             Eagle Grove, Iowa 50533

                              INFORMATION STATEMENT

        Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

                Approximate Date of Mailing: ______________ 2007

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information Statement is being furnished by the Board of Directors of Originally New York, Inc. (the "Company") to the stockholders of record of the Company's common stock at the close of business on February 9, 2007 (the "Record Date"), and is being sent to you to inform you of action which has been approved by the holders of at least a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following action:

1. To amend our Articles of Incorporation to effect an increase in the Company's authorized shares of common stock to two (2) billion shares and authorized shares of preferred stock to ten (10) million shares, and

2. To change the name of the Company to United Ethanol Group, Inc. (the "Amendment").

Our Board of Directors unanimously adopted and approved the proposal, and on January 26, 2007 we received the written consent, in lieu of a meeting of stockholders, from the holders of 38,232,858 shares, or 57.85%, of our outstanding common stock approving these actions. There are no issued shares of Preferred Stock. No other votes were required to adopt the Amendment and none are being solicited hereunder. A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit "A".
                                                -----------

This Information Statement is first being mailed or furnished to stockholders on or about ________, 2007, and the Amendment described herein will not become effective until at least twenty (20) calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.


NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                    OUTSTANDING SECURITIES AND VOTING RIGHTS

As of December 31, 2006, the Company had authorized:(1) 120 million shares of common stock, $0.001 par value, 66,088,103 of which were issued and outstanding, and (2) 5 million shares of blank check preferred stock, $0.001 par value, none of which were issued or outstanding.

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

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. However, under Nevada law, any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company's outstanding common stock.

                              STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS"). This section provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its stockholders holding a majority of the Company's voting power.

The action described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been first mailed to the Company's stockholders.

                              NO DISSENTERS' RIGHTS

The NRS does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

                                 THE AMENDMENTS
General
-------

The Board has approved, and the stockholders owning a majority of the issued and outstanding shares of the Common Stock have consented in writing to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 2 billion shares and the authorized shares of preferred stock to 10 million shares and to change the name of the Company to United Ethanol Group, Inc

A copy of the Articles of Amendment effecting the change in authorized shares of Common Stock and Preferred Stock and the name change, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit "A". The stockholders owning a majority of the
                         -----------
issued and outstanding shares of the Common Stock have consented to the increase in authorized shares of Common Stock, which will become effective on March 2, 2007 (the "Effective Date").

The Company has taken all action required under Nevada law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Nevada law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than 30 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Articles of Amendment filed with the Nevada Secretary of State will not become effective until March 2, 2007, after the expiration of the 20-calendar day period.

Stockholder Approval Previously Obtained
----------------------------------------

As of January 26, 2007, the Company had 66,088,103 issued and outstanding shares of Common Stock and -0- issued and outstanding shares of Preferred Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

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

By written consent dated January 26, 2007, the stockholders owning 38,232,858 shares, or 57.85%, of the outstanding common stock have approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

Purpose and Effect of Increase in Common Stock and Preferred Stock
------------------------------------------------------------------

The increase of authorized common and preferred stock will provide the Company with the ability to issue capital stock in connection with any future financing activities or corporate mergers and acquisitions using the Company's capital stock.


When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued. The Company has agreed to issue 900,000,000 of the newly authorized common stock to U.S. Sustainable Energy Corp. in connection with a Distribution Agreement between the Company and USSE. The Company does not presently have any other plans, arrangements or understandings with respect to the issuance of any of the remaining newly authorized shares of common stock.

Having a substantial number of authorized but unissued shares of common stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening an annual meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of common stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation.

The increase in the authorized number of shares of the Company's common stock under the amendment could be used by its Board of Directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of the Company. For example, the shares could be privately placed with purchasers who might support the Company's Board of Directors in opposing a hostile takeover bid. The issuance of the new shares also could be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's articles of incorporation or bylaws. To the extent that it impedes any such attempts, the issuance of shares following the adoption of the amendment may serve to perpetuate existing management. While the amendment may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Company's Board of Directors or management. Although under Nevada law our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of its shareholders, its Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of its shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.



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

Purpose and Effect of Name Change
---------------------------------

Following the change of control transaction effectuated October 19, 2006 and reported on Form 8-K on October 20, 2006, the Company modified its business plan and purpose to the developing, manufacturing and selling of ethanol plants. In furtherance of this business plan the Company has formed a wholly owned subsidiary, Diversified Ethanol Corporation, in Nevada. The new name, United Ethanol Group, Inc. identifies the Company's primary business focus and will assist the Company in creating recognition in the ethanol energy business.

                           EFFECTIVENESS OF AMENDMENT

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the existing Common Stock then issued and outstanding.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.


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

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company's outstanding Common Stock as of January 26, 2007 by: (1) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each of the Company's named executive officers, (3) each of the Company's directors, and (4) all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o Originally New York, Inc., 216 N. Commercial Ave., Eagle Grove, Iowa 50533.

The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of January 24, 2007, but excludes shares of Common Stock underlying options held by any other person. The number of shares of Common Stock outstanding as of January 26, 2007 was 66,088,103 shares of Common Stock and -0- shares of Preferred Stock. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

                                                             Number of
                                                             Shares              Percentage of
                                                             Beneficially        shares
Name Beneficial Owner                                        owned               outstanding
-----------------------------------------------------------  ------------------  --------------
Taylor Moffitt(1)                                                   38,234,585              (1)

Chris McGovern(2)                                                   38,234,585              (2)

Vineyard Creek Investments, LLC(3)                                  19,499,000            29.5%

EE Forester, LLC(4)                                                  8,322,388            12.6%

James Monroe Capital Corp.(5)                                       10,411,470           15.75%

John H. Rivera(6)                                                            0               0%

All directors and executive Officers as a group (2 persons)  38,232,858(1), (2)          57.85%
-----------------------------------------------------------  ------------------  --------------

(1) Taylor Moffitt serves as Chief Executive Officer and a director of the Company. Taylor Moffitt does not own any shares directly, rather all shares are beneficially owned through his ownership of Vineyard Creek Investments, LLC, James Monroe Capital Corp and EE Forester, LLC. In addition, Mr. Moffitt's wife owns 2,000 shares of common stock. The total beneficial ownership listed includes all shares owned by the individual entities and his wife, as Mr. Moffitt's interest is indivisible from the whole. The percentage ownership is not included and the number of shares have not been included in the total to avoid double counting.

(2) Chris McGovern serves as President, secretary and treasurer of the Company. Chris McGovern does not own any shares directly, rather all shares are beneficially owned through his ownership of Vineyard Creek Investments, LLC, James Monroe Capital Corp and EE Forester, LLC. In addition, Mr. McGovern's wife owns 2,000 shares of common stock. The total beneficial ownership listed includes all shares owned by the individual entities and his wife, as Mr. McGovern's interest is indivisible from the whole. The percentage ownership is not included and the number of shares have not been included in the total to avoid double counting.

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

(3) Vineyard Creek Investments, LLC owns a total of 19,499,000 shares of common stock. Both Taylor Moffitt and Chris McGovern are Managing Members of Vineyard Creek Investments, LLC. Taylor Moffitt and Chris McGovern own 24.93% and 2.77% of Vineyard Creek Investments, respectively.

(4) EE Forester, LLC owns a total of 8,322,388 shares of common stock. Both Taylor Moffitt and Chris McGovern are Managing Members of EE Forester, LLC. Taylor Moffitt and Chris McGovern own 90% and 10% of EE Forester, respectively.

(5) James Monroe Capital Corp. owns a total of 10,411,470 shares of common stock. Taylor Moffitt and Chris McGovern are the sole officers and directors and majority shareholders of James Monroe Capital Corp.

(6) John H. Rivera joined the Company as a director and Chairman of the Board on January 26, 2007.

                                  OTHER ACTION

No other action was taken or authorized by the stockholders' written consent to corporate action to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.


By Order of the Board of Directors

/s/ Taylor Moffitt
------------------
Taylor Moffitt, CEO




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

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                            ORIGINALLY NEW YORK, INC.

(Pursuant to NRS 78.385 and 78.390 - after Issuance of Stock)

We the undersigned do hereby certify that:

1. The name of the corporation is Originally New York, Inc.

2. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

"1. Name of Corporation:    United Ethanol Group, Inc."

3. Article 4 of the Articles of Incorporation is hereby amended to read as follows:

"4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 2,000,000,000 (two billion) shares of Common Stock having a $.001 par value, and 10,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock of the Company may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

4. This amendment to the Articles of Incorporation has been duly adopted in accordance with the Nevada Revised Statutes.

5. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 66,088,103 and that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

6. The number of shares voted for such amendments was 38,232,858 (57.85%).

7. The effective date of this Amendment is March 2, 2007.

The undersigned has signed these Articles on ________, 2007.

By Order of the Board of Directors

/s/ Taylor Moffitt
------------------
Taylor Moffitt, CEO